UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

May 4, 2011
Date of Report (Date of earliest event reported)

HESS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

13-4921002
Delaware	1-1204	(IRS Employer
(State of Incorporation)	(Commission File Number)	Identification No.)

1185 Avenue of the Americas
New York, New York 10036
(Address of Principal Executive Office)

(212) 997-8500
(Registrant’s Telephone Number, Including Area Code)

(Not Applicable)
(Former Name or Former Address,
If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 4, 2011, following approval by stockholders, the Board of Directors of Hess Corporation (the “Company”) adopted an amendment to the Company’s Performance Incentive Plan for Senior Officers (as amended, the “Plan”) to increase the specified floor used to determine adjusted cash flow from operations under the Plan from $550 million to $1,750 million.  The amendment will be effective beginning with awards made in 2012 for the 2011 performance year.

The purpose of the Plan is to limit awards of incentive cash compensation and restricted or deferred stock granted to the chief executive officer and other designated senior officers in any year based on the Company’s financial performance for the preceding year.  The terms and conditions of the Plan are intended to assure that the awards will be deductible for federal income tax purposes as qualified performance-based compensation under section 162(m) of the Internal Revenue Code.

Under the Plan, a participant’s combined awards of incentive cash compensation and restricted or deferred stock for any year may not exceed 1% of adjusted cash flow from operations for the preceding year and the maximum awards percentage of all participants may not exceed 5% of adjusted cash flow from operations for the preceding year.  Adjusted cash flow from operations for any year is defined as the excess of net cash provided by operating activities (excluding changes in other operating assets and liabilities), as shown in the statement of consolidated cash flows in the audited consolidated financial statements of the Company for such year, over $1,750 million, unless the Company’s Compensation and Management Development Committee specifies a higher amount within the first 90 days of any performance year.

The foregoing summary description of the Plan is not intended to be complete and is qualified in its entirety by reference to the actual terms of the Plan, attached as Annex A to the Company’s 2011 Proxy Statement filed with the Securities and Exchange Commission on March 25, 2011 and incorporated herein by reference.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The Company’s Annual Meeting of Stockholders (the “Annual Meeting”) was held on May 4, 2011, for the following purposes:

●	to elect four directors for the three-year term expiring in 2014,

●	to conduct an advisory vote on compensation of the Company’s named executive officers,

●	to conduct an advisory vote on the frequency of holding an advisory vote on executive compensation,

●	to act upon the ratification of the selection by the audit committee of Ernst & Young LLP as the Company’s independent auditors for 2011, and

●	to approve the Company’s Performance Incentive Plan for Senior Officers, as amended.

The inspector of election reported that 288,418,963 shares of the Company’s common stock were represented in person or by proxy at the Annual Meeting, constituting 84.3% of the votes entitled to be cast.  The four nominees for director were elected, a majority of votes cast were in favor of holding an advisory vote on executive compensation on an annual basis, and all other matters voted on at the Annual Meeting were approved.  The voting results were as follows:

Proposal #1 – Election of Directors.

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes

Edith E. Holiday	233,238,871	32,250,091	329,572	22,600,429

John H. Mullin III	264,254,576	1,400,519	163,439	22,600,429

F. Borden Walker	262,630,954	3,044,099	143,481	22,600,429

Robert N. Wilson	255,482,690	10,174,478	161,366	22,600,429

Proposal #2 – Advisory Vote on Compensation of Executive Officers.

Votes For	231,733,495

Votes Against	33,454,109

Abstentions	630,930

Broker Non-Votes	22,600,429

Proposal #3 – Advisory Vote on Frequency of Voting on Executive Compensation.

1 Year	200,648,653

2 Years	2,921,250

3 Years	61,478,816

Abstentions	769,815

Broker Non-Votes	22,600,429

Based on these voting results and for the reasons described in the Company’s 2011 Proxy Statement, the Board of Directors determined that the Company will submit to stockholders an advisory vote on executive compensation on an annual basis.

Proposal #4 – Ratification of Selection of Independent Auditors.

Votes For	285,686,900

Votes Against	2,620,884

Abstentions	111,179

Proposal #5 – Approval of Performance Incentive Plan for Senior Officers, as Amended.

Votes For	257,644,374

Votes Against	7,931,389

Abstentions	242,771

Broker Non-Votes	22,600,429

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 10, 2011

HESS CORPORATION
By:	/s/ Timothy B. Goodell
	Name:	Timothy B. Goodell
	Title:	Senior Vice President and General Counsel